                    THE SOUTHSHORE CORPORATION
                       10750 East Briarwood
                    Englewood, Colorado  80112




                         October 5, 1998




Dear Shareholders:

     As you may know, the Special Meeting of Shareholders of the Company has been adjourned from October 1, 1998 until November 12, 1998. One of the purposes of the meeting was to consider and vote upon the approval of a Real Estate Purchase and Sale Agreement which was enclosed with the Proxy Statement and described therein. That agreement is no longer in effect, and a new agreement to sell the Company's water park property was signed on September 28, 1998. We enclose herewith a copy of the new agreement with a Supplement to the Proxy Statement.

     We request that you review the enclosures, complete the enclosed blue Proxy and return it in the enclosed envelope. YOUR PREVIOUS PROXY WILL NOT BE EFFECTIVE FOR THE NOVEMBER 12, 1998 SPECIAL MEETING, SO IT IS IMPORTANT THAT YOU COMPLETE AND RETURN THE ENCLOSED BLUE PROXY.

     Thank you for your assistance and patience in this matter.
Call me at (303) 649-9875 if you have any questions.

     Very truly yours,

     THE SOUTHSHORE CORPORATION



     By   /s/ Kenneth M. Dalton
     Kenneth M. Dalton, President

P R O X Y



                          THE SOUTHSHORE CORPORATION

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Kenneth M. Dalton with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of The Southshore Corporation held of record by the undersigned on July 24, 1998, at a Special Meeting of Shareholders to be held on November 12, 1998, or any adjournment thereof.

     1. The sale of substantially all the Company's assets pursuant to a Real Estate Purchase and Sale Agreement for $1,985,000.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN


     2. The sale of substantially all of the Company's assets to a back-up purchaser, South Suburban Park & Recreation District, in the event there is no closing on the Real Estate Purchase and Sale Agreement.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN


     3. To transact such other business as may properly come before the meeting.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, Proxy Statement and Supplement.


Dated:  __________________, 1998.

                                    ________________________________________


                                    ________________________________________
                                    Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SOUTHSHORE CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PREADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                    THE SOUTHSHORE CORPORATION

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                  ADJOURNED TO NOVEMBER 12, 1998




To the Shareholders of The Southshore Corporation


     PLEASE TAKE NOTICE, that a Special Meeting of Shareholders of The Southshore Corporation scheduled to be held on October 1, 1998, at 10:00 a.m. at 10750 East Briarwood, Englewood, Colorado, has been adjourned to November 12, 1998 for the following purposes:

     1. To consider the sale of substantially all the Company's assets pursuant to a Real Estate Purchase and Sale
     Agreement.

      2.To consider the sale of substantially all of the Company's assets to a back-up purchaser, South Suburban Park
     & Recreation District, in the event there is no closing on the Real Estate Purchase and Sale Agreement.

     3. To transact such other business as may properly come before the meeting.

     Accompanying this notice is a Proxy and a Supplement to Proxy Statement with respect to these matters.

     The enclosed Proxy, on blue paper, needs to be returned in the enclosed envelope since your previous Proxy, if any, will not be effective at the adjourned meeting.

      Whether or not you expect to be present at the meeting, please sign and date the enclosed Proxy and return it in the enclosed envelope provided for that purpose. Your Proxy may be revoked at any time prior to the time that it is voted. Only shareholders of record at the close of business on July 24, 1998, will be entitled to vote at the meeting.

     BY ORDER OF THE BOARD OF DIRECTORS




     Kenneth M. Dalton
     President

October 5, 1998

                    THE SOUTHSHORE CORPORATION
                       10750 East Briarwood
                    Englewood, Colorado  80112





        SUPPLEMENT TO PROXY STATEMENT OF SEPTEMBER 1, 1998
                      DATED OCTOBER 5, 1998


     On October 1, 1998 the Company adjourned its Special Meeting to consider and vote on the sale of its water park property to November 12, 1998. The reason for the adjournment is that the purchaser in the Real Estate Purchase and Sale Agreement described in and enclosed with the Proxy Statement informed the Company that certain contingencies in paragraph 9 of that Agreement relating to zoning restrictions could not be resolved to the satisfaction of ORIX Real Estate Equities, Inc. and thus he was terminating the agreement.

     A new purchaser, Cottonwood Brook, LLC, has signed a new Real Estate Purchase and Sale Agreement for the property, a copy of which is enclosed. The essential differences between the new agreement and the one with John C. Botdorf (included with the Proxy Statement) are as follows:

     1. There is no real estate commission. Thus the Company will net $50,000 more from the new Agreement.

     2. The due diligence period is extended from September 28, 1998 to October 12, 1998.

     3.   The closing date is extended from October 28, 1998 to November 12,
          1998.

     4. The contingencies for going forward in paragraph 9 have been revised; however, in both instances they provide the respective purchaser with broad termination rights, which are typical in real estate transactions.

     5. The escrow deposit, on execution, has been increased to $75,000 from $40,000.

     Management is informed that the new purchaser is affiliated with the entity that owns a 25-acre undeveloped parcel which borders the west property line of the Company's property. E. Jerry James is the manager of both entities.

     Management believes the new agreement is at least as favorable to the Company as the agreement with Mr. Botdorf particularly since it will net the Company an additional $50,000. Management further represents that: (1) neither the new purchaser nor anyone affiliated therewith is in any way affiliated with the Company, (2) no officer or director of the Company would have any future relationship with the purchaser, or any affiliate thereof,
(3) the new agreement was negotiated on a fully arm's length basis, and (4) the purchase price represents fair value for the property.

     The Board of Directors unanimously recommends to the shareholders the approval of the sale of the Company's water park property pursuant to the attached Real Estate Purchase and Sale Agreement.

     This Supplement and form of Proxy are being mailed to shareholders on or about October 6, 1998.

             REAL ESTATE PURCHASE AND SALE AGREEMENT

     Cottonwood Brook LLC ("Purchaser") hereby offers to purchase the Southshore Water Park including all of the assets described below along with the real estate consisting of approximately 15.89 acres of land from The Southshore Corporation, hereinafter called the Seller ("Seller"). The property is located in the NW 1/4 of Sec. 26, T5S, R67W of the 6th P.M., Arapahoe County, Colorado and is commonly known as the Southshore Water Park. The Property is further described and depicted on Exhibit A attached hereto.

1.   Terms of Purchase.

     Purchaser shall agree to provide up to the sum of $1,985,000 in cash at the closing to acquire the assets of The Southshore Corporation, retire its obligations, and fund the reserve requirements for the Property. Purchaser's funds shall be allocated as follows:

      A)   $  75,000 on execution hereof

      B)   $1,910,000 at closing


      Total   $1,985,000 cash consideration from Purchaser
              ==========
     The purchase price shall include all of the following:

     a) 15.89 acres in fee delivered free and clear except the 1998 real estate taxes and approved exceptions.

     b) All the rights, title, and interest vested in the Southshore Water Park.

     c) All Personal property and improvements, including but not limited to all the pools, equipment, slides, pumps, tables, chairs, kitchen equipment, utensils, computers, lockers, supplies, rafts, tubes, gift shop inventory, tools, registers, locks, keys, plans, studies, data and any other information or personal property now occupied and used in connection with the operation of the Property.

     d)   All vested water and mineral rights.

     Purchaser and Seller shall complete an inventory list of the above personal property which shall be attached hereto as Exhibit B.

2.   Escrow/Due Diligence Period.

     Purchaser and Seller shall agree to open escrow at Stewart Title Co., Denver, Colorado on acceptance of this Offer. The provisions of this Offer shall constitute joint instructions to the escrow holder; provided, however, that the parties shall execute such additional instructions as requested by the escrow holder not inconsistent with the provisions of this Offer. Purchaser shall have until October 12, 1998 to approve in writing the contingency described in Paragraph (9). If Purchaser does not approve the conditions in Paragraph (9) prior to October 12, 1998, Purchaser shall be entitled to a refund of the deposit plus all interest. Purchaser shall deposit the sum of $75,000, which deposit plus interest shall be credited at the closing as earnest money deposit or when the contingency is removed, whichever is earlier, in an interest bearing account with Stewart Title Co. on execution hereof. This deposit shall become non-refundable upon removal of the contingency. Financing shall not be a contingency.

     Closing shall be November 12, 1998, or sooner by mutual agreement or 30 days from removal of the contingencies.

3.   Costs.

      A.  Seller.

          Seller to pay for standard coverage owner's policy of title insurance with said escrow company in the amount of the purchase price; Seller's legal fees and expenses; one-half of the escrow fees; any documentary or transfer taxes or fees; deed preparation charges; and all other costs and expenses incurred by Seller.

      B.  Purchaser.

          Purchaser to pay for Purchaser's legal fees and expenses; one-half of the escrow fees; deed recording charges; and all other costs or expenses incurred by Purchaser.

4.   Proration.

     Premiums on insurance policies (except the patron liability policy) and operating expenses shall be prorated as of the date of recordation of the deed of Purchaser. Property tax shall be prorated to the date of closing.

5.   Title.

     As soon as reasonably possible following acceptance, Seller shall furnish to Purchaser, at no cost to Purchaser, a preliminary title report and a ALTA survey on the Property, together with full copies of all documents of record reflected therein, including, but not limited to, covenants, conditions, restrictions, reservations, easements, rights and rights of way of record, liens and other matters of record. Purchaser shall have until September 28, 1998 to approve title.

     In the event of disapproval of title by Purchaser, Seller shall, at its option, have ten (10) business days from receipt of said notice of disapproval within which to attempt to obtain the elimination for any such disapproved exceptions.
     In the event that such disapproval items are not so eliminated, the escrow shall be terminated. Failure of Purchaser to approve in writing any exceptions within the time limit specified above shall be deemed to be an automatic disapproval of said Preliminary Title Report in its entirety. Any extensions of said time periods set forth above must be in writing and approved by Purchaser and Seller.

6.   Seller Representations.

     Seller hereby warrants to the best of Seller's knowledge: (A) it has no knowledge of any latent or patent defects in the title to the land or the real and personal property improvement therein; (B) it has not received nor is aware of any notification from the Department of Building and Safety, the Tri-county Health Department, or any other city, county, or state authority having jurisdiction, requiring any work to be done on the subject Property, or advising Seller it is in violation of existing laws, ordinances or regulations. Seller represents and warrants to the best of Seller's knowledge that the Property is free and clear of all hazardous materials, asbestos, petroleum and related products and underground storage tanks.

     Seller represents there are no outstanding contractor, vendor, supplier, or service provider claim of any kind against the business or Property that will survive the close of escrow.
     In the event any prior claim shall surface after the closing of escrow, Seller shall be responsible for any payments owed.

     Seller warrants and represents to the best of its knowledge that the financial results attached hereto as Exhibit C and prepared by Seller are true and accurate and that the results reasonably reflect the operating history of the Southshore Water Park.

     In the event any such notice or notices are received by Seller prior to the close of escrow and Seller is unable to or does not elect to perform the work required in said notice or remedy the violation, at Seller's sole cost and expense, said notices shall be submitted to Purchaser for his examination and written approval. Should Purchaser disapprove such notices, then this Offer shall become null and void, the escrow shall be canceled. The parties agree, however, that in deciding whether or not to proceed with the transaction contemplated herein, Purchaser shall rely solely on its own due diligence inspection and not on any representations by the Seller.

7.   Seller's Contingency.

     Closing shall be specifically contingent upon Seller obtaining approval from a majority of the shareholders of Seller at a meeting duly called to consider such matter. Management of Seller will use their best efforts to obtain such approval and does not view such approval as problematic.

8.   Executed Offer Governs.

     Upon execution of this Offer by all parties hereto, the contract resulting from such execution supersedes any and all prior arrangements, verbal discussions, and representations and warranties between the parties hereto or their agents regarding the subject Property. Neither Purchaser, Seller or Broker shall be bound by any understanding, agreement, promise, representation or stipulation, expressed or implied, nor specified herein.

9.   Conditions of Offer.

     Purchaser shall have until October 12, 1998 to approve in its absolute and sole discretion the viability of developing South Shore Water Park as an alternative use.

     In the event the above contingency is not satisfied, eliminated or waived, then the parties hereto shall have no further liabilities to each other, and this Agreement shall become null and void.

10.  Delivery of Property.

     Upon close of escrow, Seller shall deliver possession of the subject Property to Purchaser. Seller shall cooperate with Purchaser to provide assistance in turning over operation of the business. Seller shall agree to provide Purchaser basic operating information in written form regarding the operation of the wave pool and children's pool.

11.  Time of Acceptance.

     This Offer shall expire unless accepted by Seller and such acceptance is delivered to Purchaser on or before September
     28, 1998.

12.  Time is of the Essence.

     It is expressly understood by all parties hereto that time is of the essence of this Offer.

13.  Consideration.

     Should for any reason the Purchaser fail to purchase the Property, all of the work product as a result of the Purchaser's efforts, i.e., site plans, approvals, M.O.U. with the city regarding fees, etc. will be assigned to the Seller free from any obligations or liabilities.

14.  Due Diligence.

     Seller will furnish to Purchaser the commitment documents, topographical survey, annual audited financial statements and quarterly financial statements for the past 3 years on the operations of the water park and has made the Property available for Purchaser's inspection.

     Purchaser shall conduct its Due Diligence Inspections of the Property and shall determine by the end of the Due Diligence Period (as per paragraph 2 above) whether it wishes to consummate the contemplated purchase and sale transaction. Seller shall cooperate with Purchaser in conducting its Due Diligence Inspections of the Property. In this regard, Seller shall allow representatives of Purchaser reasonable opportunities to review relevant documentation relating to the Property in Seller's possession and Seller shall permit Purchaser's agents and representatives reasonable access to the Property to conduct reasonable tests and inspections. Purchaser further agrees to indemnify, defend and hold Seller harmless from any and all liability, claims, losses and expenses of any type which may arise directly or indirectly from Purchaser's entry onto the Property and/or Purchaser's Due Diligence Inspections of the Property, except as may result solely from Seller's willful misconduct or gross negligence. Purchaser shall, at its sole expense, return the property to its original, pre-inspection state, including without limitation, prompt repair of any damage to the Property caused by Purchaser, its agents, servants, employees, and/or consultants.

     Purchaser shall, at all times, keep the Property free from liens of any type which may arise as the result of Purchaser's Due Diligence Inspections. Purchaser further agrees that it shall keep confidential all information belonging to Seller which Purchaser may review or receive in the course of its Due Diligence Inspections, unless Seller specifically agrees otherwise.

15. Purchaser represents that Cottonwood Brook LLC is a duly organized Colorado Limited Liability Company and has the power and authority to enter into the transaction contemplated herein.

16.  Execution.

     The parties to this Agreement acknowledge that they have read, accepted and approved the terms and conditions of this Offer and have the authority to enter into this contract. Purchaser and Seller agree to cooperate with each other to enter into any additional agreements that may be required in order to consummate this transaction.

                                         PURCHASER:

                                         COTTONWOOD BROOK LLC,
                                         a Colorado Limited Liability Company
                                         600 17th Street, Suite 2309
                                         Denver, Colorado 80202



(Date)                                   September 28, 1998
BY(Signature)                            /s/ E. Jerry James
(Name and Title)                         E. Jerry James, Manager
                                         600 17th Street, Suite 2309
                                         Denver, Colorado 80202


                                         ACCEPTED AND AGREED:

                                         SELLER:

                                         The Southshore Corporation
                                         10750 East Briarwood Ave.
                                         Englewood, Colorado  80112



(Date)                                   September 28, 1998
BY(Signature)                            /s/ Kenneth M. Dalton
(Name and Title)                         Kenneth M. Dalton, President

                            EXHIBIT A


                 DESCRIPTION OF REAL PROPERTY



                Lot 1, Block 1,  Southshore
                Subdivision Filing No. One,
                County of Arapahoe, State of
                Colorado